Exhibit 10.38

LEGALZOOM.COM, INC.

EXECUTIVE EMPLOYMENT, CONFIDENTIAL INFORMATION AND
ASSIGNMENT OF INVENTIONS AGREEMENT

This Executive Employment, Confidential Information and Assignment of Inventions Agreement (this “Agreement”) entered into as of the 25th day of March, 2004, by and between Edward R. Hartman (the “Executive”) and LegalZoom.com, Inc. (the “Company”). Each party hereinafter may be referred to individually as a “Party” or collectively as the “Parties.”

WHEREAS, Executive is a key employee of the Company who possesses valuable knowledge of the Company, its business and operations and the markets in which the Company competes;

WHEREAS, the Company draws upon the knowledge, experience and objective advice of Executive in order to manage its business for the benefit of the Company’s investors;

WHEREAS, the Company recognizes that if there occurred a Change of Control or other event that could substantially change the nature and structure of the Company, the resulting uncertainty regarding the consequences of such an event could adversely affect the Company’s ability to attract, retain and motivate its key employees, including Executive;

WHEREAS, the Company believes that the existence of this Agreement will serve as an incentive to Executive to remain in the employ of the Company, and would enhance the Company’s ability to call on and rely upon Executive if a Change of Control were to occur; and

WHEREAS, the Company and Executive desire to enter into this Agreement in order (l) to specify and memorialize the terms of Executive’s employment with the Company, and (2) to encourage Executive to continue to devote Executive’s full attention and dedication to the success of the Company;

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, it is hereby agreed by and between the Parties hereto as follows:

1.                                      TERMS OF EMPLOYMENT.

1.1.                            Effective Date. The effective date of this Agreement shall be retroactive to the date that the Executive commenced employment with the Company.

1.2.                            Position. Subject to terms set forth herein, the Company and the Executive agree to continue their business relationship with Executive remaining in the position of Chief Strategy Officer and Chief Technology Officer. During Executive’s employment with the Company, the Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company’s general employment policies) to the business of the Company.

1.3.                            Duties. The Executive shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company’s Chief Executive Officer or its Board of Directors. The Executive shall perform his duties at such place or places as the Company shall reasonably designate.

1.4.                            Company Policies. The employment relationship between the Parties shall also be governed by the general employment policies and practices of the Company, provided, that if any terms of this Agreement differ from or are in conflict with any of the Company’s general employment policies or practices, this Agreement shall control.

1.5.                            At-Will Employment Status. THE EXECUTIVE UNDERSTANDS AND ACKNOWLEDGES THAT EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. THE EXECUTIVE FURTHER ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR THE EXECUTIVE, WITH OR WITHOUT NOTICE.

2.                                 COMPENSATION.

2.1.                            Salary. The Executive shall receive for services to be rendered hereunder an annualized base salary of $130,000, payable in accordance with the Company’s regular payroll schedule. Such compensation is subject to change in accordance with the policies of the Company, as determined by its Board of Directors, in force from time to time.

2.2.                            Incentive Compensation. The Employee has received options to purchase One Hundred Thousand (100,000) shares of the Company’s common stock, pursuant to the terms and conditions set forth in the Company’s 2000 Stock Option Plan (the “Options”). The Options shall vest as determined by the Company’s Board of Directors on the date of the grant and shall have an exercise price as set in good faith by the Company’s Board of Directors on the date of the grant. From time to time, the Company may, but is under no obligation to, issue additional options to Employee, pursuant to any Company-approved option plan, as the same may be in existence at that time.

2.3.                            Equity Compensation. From time to time, the Company may, but is under no obligation to, issue additional options to Executive, pursuant to any Company-approved option plan, as the same may be in existence at that time.

2.4.                            Other Non-Monetary Benefits. The Executive shall be entitled to certain other non-monetary benefits, including but not limited to vacation days, sick days, holidays, paid time off, medical and dental plans, accordance with the policies of the Company, as determined by its Board of Directors, in force and which may be amended from time to time.

3.                                 CONFIDENTIAL INFORMATION.

3.1.                            Company Information. The Executive agrees at all times during the term of employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. The Executive understands that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company the Executive called or with whom the Executive became acquainted during the term of employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.

3.2.                            Exceptions. The foregoing obligations and restrictions do not apply to that part of the Confidential Information that the Executive demonstrates:

a)                                     was available or became generally available to the public other than as a result of a disclosure by the Executive; or

b)                                     was available, or became available, to the Executive on a non-confidential basis prior to its disclosure to the Executive by the Company or a Company Representative, but only if (i) the source of such information is not bound by a confidentiality agreement with the Company or is not otherwise prohibited from transmitting the information to the Executive or a representative of the Executive by a contractual, legal, fiduciary or other obligation and (ii) the Executive provides the Company with written notice of such prior possession either (A) prior to the execution and delivery of this Agreement or (B) if the Executive later becomes aware (through disclosure to the Executive) of any aspect of the Confidential Information as to which the Executive had prior possession, promptly upon the Executive so becoming aware; or

c)                                      was requested or legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand or similar process) or is required by a regulatory body to make any disclosure which is prohibited or otherwise constrained by this Agreement, provided, that the Executive shall (i) provide the Company with prompt notice of any such request(s) so that the Company may seek an appropriate protective order or other appropriate remedy, and (ii) provide reasonable assistance to the Company in obtaining any such protective order. If such protective order or other remedy is not obtained or the Company grants a waiver hereunder, then the Executive may furnish that portion (and only that portion) of the Confidential Information which, in the written opinion of counsel reasonably acceptable to the Company, the Executive is legally compelled or is otherwise required to disclose; provided, that the Executive shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so disclosed.

3.3.                            Former Employment Information. The Executive agrees during employment with the Company, not to improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

3.4.                            Third Party Information. The Executive recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Executive’s work for the Company consistent with the Company’s agreement with such third party.

4.                                      INVENTIONS.

4.1.                            Inventions Retained and Licensed. Attached hereto as Exhibit A, is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by the Executive prior to employment with the Company (collectively referred to as “Prior Inventions”), which belong to the Executive, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, the Executive represents that there are no such Prior Inventions. If in the course of employment with the Company, the Executive incorporates into a Company product, process or machine a Prior Invention owned by the Executive or in which the Executive has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

4.2.                            Assignment of Inventions. The Executive agree to promptly make full written disclosure to the Company, to hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which the Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of employment with the Company (collectively referred to as “Inventions”), except as provided in Section 4.5 below. The Executive further acknowledges that all original works of authorship which are made by the Executive (solely or jointly with others) within the scope of and during the period of employment with the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.

4.3.                            Maintenance of Records. The Executive agrees to keep and maintain adequate and current written records of all Inventions made by the Executive (solely or jointly with others) during the term of employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

4.4.                            Patent and Copyright Registrations. The Executive agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure of the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. The Executive further agrees that any obligation to execute or cause to be executed, when it is in the Executive’s power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of the Executive’s mental or physical incapacity or for any other reason to secure a signature to apply for or to pursue any application of any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Executive’s agent and attorney in fact, to act for and in behalf of the Executive to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by the Executive.

4.5.                            Exception to Assignments. The Executive understands that the provision(s) of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). The Executive shall advise the Company promptly in writing of any inventions that, in the Executive’s belief, meets the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

5.                                      CONFLICTING EMPLOYMENT. The Executive agrees that, during the term of employment with the Company, the Executive will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment.

6.                                      RETURNING COMPANY DOCUMENTS. The Executive agrees that, at the time of leaving the employ of the Company, the Executive will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by the Executive pursuant to such employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of employment, The Executive agrees to sign and deliver the “Termination Certification” attached hereto as Exhibit C.

7.                                      NOTIFICATION OF NEW EMPLOYER. In the event that the Executive leaves the employ of the Company, the Executive hereby grants consent to notification by the Company to my new employer about any rights and obligations under this Agreement.

8.                                      SOLICITATION OF EMPLOYEES. The Executive agrees that for a period of twelve (12) months immediately following the termination of the employment relationship with the Company for any reason, whether with or without cause, the Executive shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s Executives to leave their employment, or take away such Executives, or attempt to solicit, induce, recruit, encourage or take away Executives of the Company, either for the benefit of the Executive or for any other person or entity.

9.                                      CONFLICT OF INTEREST GUIDELINES. The Executive agrees to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit D hereto.

10.                               REPRESENTATIONS. The Executive shall execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Executive represents that the performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to employment by the Company. The Executive has not entered into, and shall not enter into, any oral or written agreement in conflict herewith.

11.                               ARBITRATION AND EQUITABLE RELIEF.

11.1.                     Arbitration.  EXCEPT AS PROVIDED IN SECTION 11(b) BELOW, THE EXECUTIVE AGREES THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SETTLED BY ARBITRATION TO BE HELD IN LOS ANGELES COUNTY, CALIFORNIA, IN ACCORDANCE WITH THE RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION. THE PARTIES SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF THE PARTIES SHALL SEPARATELY PAY COUNSEL FEES AND EXPENSES.

11.2.                     THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP (EXCEPT AS PROVIDED IN SECTION 11(b) BELOW), INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

11.3.                     ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

11.4.                     ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq.;

11.5.                     ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

11.6.                     Equitable Remedies. THE EXECUTIVE AGREES THAT IT WOULD BE IMPOSSIBLE OR INADEQUATE TO MEASURE AND CALCULATE THE COMPANY’S DAMAGES FROM ANY BREACH OF THE COVENANTS SET FORTH IN SECTIONS 3, 4, AND 6 HEREIN. ACCORDINGLY, THE EXECUTIVE AGREES THAT IN THE EVENT OF A BREACH ANY SUCH SECTIONS, THE COMPANY WILL HAVE AVAILABLE, IN ADDITION TO ANY OTHER RIGHT OR REMEDY AVAILABLE, THE RIGHT TO OBTAIN AN INJUNCTION FROM A COURT OF COMPETENT JURISDICTION RESTRAINING SUCH BREACH OR THREATENED BREACH AND TO SPECIFIC PERFORMANCE OF ANY SUCH PROVISION OF THIS AGREEMENT. THE EXECUTIVE FURTHER AGREES THAT NO BOND OR OTHER SECURITY SHALL BE REQUIRED IN OBTAINING SUCH EQUITABLE RELIEF AND THE EXECUTIVE HEREBY CONSENTS TO THE ISSUANCE OF SUCH INJUNCTION AND TO THE ORDERING OF SPECIFIC PERFORMANCE.

11.7.                     Consideration. THE EXECUTIVE UNDERSTANDS THAT EACH PARTY’S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR OTHER PARTY’S LIKE PROMISE. THE EXECUTIVE FURTHER UNDERSTANDS THAT THIS OFFER OF EMPLOYMENT IS MADE IN CONSIDERATION OF SUCH PROMISE TO ARBITRATE CLAIMS.

12.                               GENERAL PROVISIONS.

12.1.                     Notices. Any notice or other communication provided for herein or given hereunder to a Party hereto shall be in writing and shall be given by delivery, by facsimile or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective Party as follows:

If to Executive:
At the address set forth on the signature page hereto

If to Company:
LegalZoom.com, Inc.
Attn: General Counsel
7083 Hollywood Boulevard
Suite 180
Los Angeles, Ca 90028
FAX: (323) 962-8300

or to such other address with respect to a Party as such Party shall notify the other in writing.

12.2.                     Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Patties, and their respective successors, assigns, heirs, executors and administrators; provided that, neither Party may assign any duties or his rights hereunder without the written consent of the other Party, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, the Company may assign this Agreement without consent to (a) any of its affiliates or (b) the surviving entity in the event of a merger, acquisition, or sale of substantially all of the assets of any of the Company.

12.3.                     Waiver and Amendment. Neither Party may waive any of the terms or conditions of this Agreement, nor may this Agreement be amended or modified, except by a duly signed writing referring to the specific provision to be waived, amended or modified.

12.4.                     Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates.

12.5.                     Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

12.6.                     Captions. The Section and Paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

12.7.                     Governing Law. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of law provisions.

12.8.                     No Representations. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

12.9.                     Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

a)                                     they have read this Agreement;

b)                                     they have been represented, or, in the alternative, have had the opportunity to obtain representation, in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice;

c)                                      they understand the terms and consequences of this Agreement and of the releases it contains; and

d)                                     they are fully aware of the legal and binding effect of this Agreement.

12.10.              Counterparts/Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, e-mail or other electronic medium shall have the same force and effect as an original signature.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed personally or by their duly authorized representatives as of the date first written above.

LEGALZOOM.COM, INC.

By:	/s/ Brian Liu
Brian Liu
Chief Executive Officer

Address:	7083 Hollywood Blvd., Suite 180
Los Angeles, CA 90028
Fax:	(323) 962-8300

EXECUTIVE

/s/ Edward R. Hartman
Name: Edward R. Hartman

Address:

E-mail:
Fax:

SIGNATURE PAGE TO EMPLOYMENT, CONFIDENTIAL INFORMATION AND

ASSIGNMENT OF INVENTIONS AGREEMENT — EDWARD R. HARTMAN

EXHIBIT A

LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description
Mator Find	8/98	Interface Enabling Technology
Shout Out	3/99	Community Enabling Technology

I have no inventions or improvements to list.
(Initials)

I have attached additional sheets to this Exhibit A.
(Initials)

Date: March 25, 2004

/s/ Edward R. Hartman
Name: Edward R. Hartman

EXHIBIT B

CALIFORNIA LABOR CODE SECTION 2870
EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

“(a)                            Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)                                  Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2)                                  Result from any work performed by the employee for the employer.

(b)                                 To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT C

LEGALZOOM.COM

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to LegalZoom.com, its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with the terms of the Company’s Executive Employment Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Executive Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its Executives, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I will not, directly or indirectly, solicit, induce, recruit or encourage any of the Company’s employees to leave their employment.

Date:

Name: Edward R. Hartman

EXHIBIT D

LEGALZOOM.COM

CONFLICT OF INTEREST GUIDELINES

It is the policy of LegalZoom.com to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities that are in conflict, or give the appearance of being in conflict, with these principles and with the interest of the Company. The following are potentially compromising situations that must be avoided. Any exceptions must be reported to the CEO and written approval for continuation must be obtained.

1.                                       Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended (The Executive Employment, Confidential Information and Assignment of Invention Agreement elaborates on this principle and is a binding agreement.)

2.                                       Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.                                       Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4.                                       Initiating or approving personal actions affecting reward or punishment of Executives or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5.                                       Initiating or approving any form of personal or social harassment of employees.

6.                                       Investing or holding outside directorships in any competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

7.                                       Borrowing from or lending to employees, customers, or suppliers.

8.                                       Acquiring real estate of interest to the Company.

9.                                       Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

10.                                 Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

11.                                 Making any unlawful agreement with distributors with respect to prices.

12.                                 Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

FIRST AMENDMENT TO THE EXECUTIVE EMPLOYMENT, CONFIDENTIAL
INFORMATION AND ASSIGNMENT OF INVENTIONS AGREEMENT

This First Amendment (this “Amendment”) to that certain Executive Employment, Confidential Information and Assignment of Inventions Agreement by and between Edward R. Hartman (“Executive”) and LegalZoom.com, Inc., a Delaware corporation (the “Company”) dated March 25, 2004 (the “Employment Agreement”) is made and entered into as of April 20, 2010. All capitalized terms not defined herein shall have the same meaning respectively assigned to them under the Employment Agreement.

RECITALS

A.                                        On March 25, 2004, the Company and Executive entered into the Employment Agreement.

B.                                          The parties wish to amend the Employment Agreement by adding a new provision regarding Executive’s Termination Upon Change of Control.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.                                            The Employment Agreement is hereby amended to include the following provision as Section 2.5:

“2.5. Termination Upon Change of Control. In the event of the Termination of Executive’s employment with the Company upon or within the twelve (12) month period following a Change of Control, all outstanding stock options granted, restricted stock, stock appreciation rights and stock units issued by the Company to Executive prior to the Change of Control shall have their vesting fully accelerated so as to be 100% vested immediately prior to the Termination.

For the purposes of this Agreement, “Change of Control” shall mean any of the following events:

a)                                           any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then-outstanding securities;

b)                                          the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

c)                                           the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

d)                                          the dissolution or liquidation of the Company; or

e)                                           any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

For the purposes of this Agreement, “Termination” shall mean termination of employment with the Company due to any of the following:

a)                                           actual termination of Executive’s employment by the Company without Cause;

b)                                          Executive’s resignation due to material diminution of the position or responsibility held by Executive;

c)                                           Executive’s resignation due to any reduction in Executive’s salary, bonus and other compensation due to Executive hereunder; or

d)                                          Executive’s resignation due to a Company requirement that Executive relocate to a new job location of 50 miles or more from the current office location.”

For the purposes of this Agreement, “Cause” shall mean any of the following:

a)                                           a good faith determination by the Board of Directors of the Company that Executive willfully failed to follow the lawful written directions of the Board of Directors; provided, that no termination for Cause shall occur unless Executive has been provided with notice of the Company’s intention to terminate Executive for Cause and has had at least thirty (30) days to cure or correct his or her behavior; or

b)                                          engagement in gross misconduct which is materially detrimental to the Company; provided that no termination for Cause shall occur unless Executive has been provided with notice of the Company’s intention to terminate Executive for Cause and has had at least thirty (30) days to cure or correct his or her behavior; or

c)                                           willful and repeated failure or refusal to comply in any material respect to the Company’s Assignment and Confidentiality Agreement, the Company’s insider trading policy, or any other reasonable policies of the Company where non-compliance would be materially detrimental to the Company; provided that no termination for Cause shall occur unless Executive has been provided with notice of the Company’s intention to terminate Executive for Cause and has had at least 30 days to cure or correct his or her behavior; or

a)                                           commission of an unlawful or criminal act (serious in nature) which the Board of Directors reasonably believes would reflect adversely on the Company."

2.                                       Except as otherwise provided herein, all other terms and conditions of the Employment Agreement will remain in full force and effect.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be executed and delivered the date first above written.

“Company”

LEGALZOOM, Inc.

/s/ Frank Monestere
Name:	Frank Monestere
Title:	President & COO

“Executive”

/s/ Edward R. Hartman
Edward R. Hartman